Exhibit 10.27

TILT HOLDINGS INC.

AMENDED AND RESTATED 2018 STOCK AND INCENTIVE PLAN

NOTICE OF PERFORMANCE STOCK UNIT GRANT

You have been granted the following Performance Stock Units (“PSUs”) of TILT Holdings Inc. (the “Company”) on ____________ (the “PSUs Grant Date”):

Name of Participant:	[Subject] (the “Participant”)
Total Number of PSUs Granted:
Vesting Terms:	The vesting terms of the PSUs are set forth in Exhibit “A” attached hereto.

By your signature and the signature of the Company’s representative below, you and the Company agree that these PSUs are granted under and governed by the terms and conditions of the Company’s Amended and Restated 2018 Stock and Incentive Plan and the attached Performance Stock Unit Award Agreement, both of which are made a part of this document.

PARTICIPANT:	TILT HOLDINGS INC.

By:
[Subject]	Title:

PSU Award Agreement: [Subject], Grant Date - ____________

TILT HOLDINGS INC.

AMENDED AND RESTATED 2018 STOCK AND INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Section 1.	Grant of PERFORMANCE STOCK UNITS.

(a)            Performance Stock Units. On the terms and conditions set forth in the Notice of Performance Stock Unit Grant and this Agreement, the Company grants to the Participant on the PSUs Grant Date the number of PSUs set forth in the Notice of Performance Stock Unit Grant.

(b)            Plan and Defined Terms. These PSUs are granted pursuant to the Company’s Amended and Restated 2018 Stock and Incentive Plan (the “Plan”), a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 7 of this Agreement, unless otherwise defined in Section 2 of the Plan.

Section 2.	restrictions.

(a)            No Issuance. In the case of the PSUs, no Shares shall be issued at the PSUs Grant Date.

(b)            No Right to Service. Nothing contained in this Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Affiliate, interferes in any way with the right of the Company or any Affiliate at any time to terminate such employment or service, or affects the right of the Company or any Affiliate to increase or decrease the Participant’s other compensation. Nothing in the preceding sentence, however, is intended to adversely affect any independent contractual right of the Participant without his/her consent thereto.

Section 3.	No Transfer or Assignment of PERFORMANCE STOCK UNITS.

Except as otherwise provided in this Agreement, the PSUs and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

Section 4.	VESTING OF PERFORMANCE STOCK UNITS

(a)            Vesting. The PSUs granted hereby shall vest in accordance with the terms of the Plan and as set forth in Exhibit “A” attached hereto. Vested PSUs will be settled in Shares (either in certificate or book entry form, as determined by the Company), registered in the name of the Participant (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). For each vested PSU, the Participant shall receive one Share. The Participant acknowledges that if the Participant is a resident of the United States, the Participant acknowledges that any securities (the “Securities”) issued hereunder will be “restricted securities”, as such term is defined under Rule 144 under the Securities Act of 1933, as amended, (the “U.S. Securities Act”) and the Participant agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Securities, it will not offer, sell or otherwise transfer, pledge or hypothecate any or any part of the Securities (other than pursuant to an effective registration statement under the U.S. Securities Act), directly or indirectly, except:

(i)            to the Company; or

(ii)           outside the United States in accordance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local rules and regulations; or

(iii)            in accordance with the exemptions from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws of the United States; or

(iv)            in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities; provided, however, that prior to any offer, sale or other transfer, pledge or hypothecation, the Participant has furnished to the Company an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Company, and further, acknowledges that the following legend will be affixed to any certificates representing the Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF TILT HOLDINGS INC. THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO TILT HOLDINGS INC., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN ACCORDANCE WITH (1) RULE 144A OR (2) RULE 144 UNDER THE 1933 ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AFTER, IN THE CASE OF TRANSFERS UNDER CLAUSE (C) OR (D) ABOVE, OR IF OTHERWISE REQUIRED BY TILT HOLDINGS INC., THE HOLDER HAS FURNISHED TO TILT HOLDINGS INC. (AND IF APPLICABLE, TILT HOLDINGS INC.’S TRANSFER AGENT) AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO TILT HOLDINGS INC. TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

(b)            Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the vesting of the PSUs, the Participant, as a condition to the vesting of the PSUs, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Participant shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of the Shares issued upon vesting of the PSUs.

(c)            Issue Price. The issue price for each of the issued Shares upon vesting of the PSUs will be equal to the fair market value of each Share on the date of issuance. The aggregate value of the past services performed for the Company by the Participant in consideration for the Shares will not exceed the fair market value of those services and such amount will equal or exceed the total issue price for the Shares.

Section 5.	Adjustment of Shares.

In the event of any transaction described in Section 4(c) of the Plan, the terms of this Agreement (including, without limitation, the number of Shares subject to the vesting of the PSUs) shall be adjusted as set forth in Section 4(c) of the Plan. In the event that the Company is a party to any corporate transaction, this Agreement shall be subject to termination, settlement and/or adjustment as provided in Section 7(b) of the Plan.

Section 6.	Miscellaneous Provisions.

(a)            Rights as a Shareholder. The Participant shall not have any rights as a shareholder with respect to any Shares underlying the PSUs until such time as the Participant becomes entitled to receive such Shares pursuant to the vesting terms set forth in Section 4 of this Agreement.

(b)            Compliance Matters. The Company may require from the Participant such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and policies of any applicable exchange. The Participant understands and acknowledges that the Shares to be issued upon vesting of the PSUs will be issued with the restrictive legend set forth in Section 4(a) of this Agreement or other transfer restrictions as may be required by applicable securities laws and stock exchange requirements.

(c)            No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining the Participant) or of the Participant.

(d)            Incorporation of Policies. All compensation awarded under this Agreement shall be subject to the terms of any clawback, noncompetition, confidentiality or nondisclosure policies or agreements as may be in place between the Participant and the Company or any Affiliate from time to time.

(e)            Notice. Any notice required by the terms of this Agreement shall be given in writing and notice to the Company shall be deemed effective upon receipt by the Company (i) upon personal delivery, (ii) through registered or certified mail with postage and fees prepaid; or (iii) through electronic notification using a form and process approved by the Company. If mailed or delivered, notice to the Company shall be addressed to the Company at its principal executive office and notice to the Participant shall be addressed to the address that he or she most recently provided to the Company.

(f)             Entire Agreement. The Notice of Performance Stock Unit Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(g)            Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia, as such laws are applied to contracts entered into and performed in the Province of British Columbia.

(h)            No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to this Agreement (including, without limitation, to determine the foreign, federal, provincial, state, local, estate and/or gift tax consequences with respect to this grant and any Shares that may be acquired upon vesting of the PSUs). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement and in the Plan) or recommendation with respect to this Agreement. Except for the withholding rights contemplated by this Agreement, the Participant is solely responsible for any and all tax liability that may arise with respect to this grant and any Shares that may be acquired upon vesting of the PSUs.

(i)            Investment Intent. The Participant acknowledges that the acquisition of any Securities to be issued hereunder is for investment purposes without a view to distribution thereof.

(j)             Representations and Warranties of the Participant. By accepting this Agreement, the Participant represents, warrants and acknowledges that he or she has read and understands the Plan and agrees to the terms and conditions thereof and of this Agreement and further agrees and acknowledges that: (i) the effect of certain provisions of the Plan and this Agreement could result in the early forfeiture and termination of unvested PSUs in certain prescribed circumstances; (ii) his or her participation in this grant of PSUs is voluntary; and (iii) that he or she has not been induced to participate in the Plan by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable, with the Company or its Affiliates.

Section 7.	Definitions.

In addition to the definitions set forth in the Plan, the following terms shall have the meanings ascribed herein (in the event a conflict exists, the meaning set forth in this Agreement shall prevail):

(a)            “Agreement” shall mean this Performance Stock Unit Award Agreement.

(b)            “BCBCA” shall mean the Business Corporations Act (British Columbia).

(c)            “Business Day” means a day that is not a Saturday, Sunday or statutory holiday in the City of Vancouver, Province of British Columbia.

(d)            “Notice of Performance Stock Unit Grant” shall mean the document so entitled to which this Agreement is attached.

EXHIBIT “A”

o	Max Award: ___units (the “Total PSU Award”) for ___ common shares

o	KPI Type: Absolute Total Shareholder Return

o	Measurement: Market price of a common share of Tilt Holdings stock

o	Vesting Period: ___ months, ending on ____________

o	Vesting Terms: Subject to the conditions set out in subsections (i) and (ii), the vesting of the PSUs shall occur on __________, ___________, __________ and ___________ (each, a “Vesting Date”).

(i)	The number of PSUs to vest on a Vesting Date will depend on whether the 6-month average closing price (“6-month ACP”) has achieved the target common share prices set out herein. ___ of the Total PSU Award shall vest for each of ___ different tier levels of “target common share price” as listed in US Dollars.

FILL IN PRICE TARGETS HERE

(ii)	Notwithstanding the foregoing, the maximum number of PSUs that can be vested as of each Vesting Date is as follows:

Vesting Date	Maximum # of PSUs

When the number of PSUs to be vested on a Vesting Date, in accordance with the terms of subsection (ii), exceeds the maximum number of PSUs permissible by this subsection (iii) (known as the “Spill-over PSUs”), the Spill-over PSUs shall vest on the next Vesting Date, subject again to the limits established by this subsection (ii).

(iii)	The Participant must be an employee of the Company on each Vesting Date in order to be issued the common shares of the Company underlying the PSUs that have vested pursuant to subsections (i) and (ii).

o	Measure Period: Calculating the 6-month ACP of common shares of the Company on the Canadian Securities Exchange or such other recognized exchange in Canada on which the common shares of the Company are listed and traded for the first half of the fiscal year (1/1 – 6/30) and the second half of the fiscal year (7/1 – 12/31) annually for each of the ___ years, the measure period consists of _____ distinct opportunities (each, a “Performance Measurement Date”) to achieve some or all of the tier level goals as set forth below:

FILL IN TIER LEVELS HERE

For the purposes of determining whether common share price targets have been achieved, each 6-month ACP will be converted from CAD to USD based on the currency exchange rate provided by the Bank of Canada at the close of the Performance Measurement Date or at the close of the most recent business day if the Performance Measurement Date falls on the weekend or a holiday. Please note that once a tier level has been achieved, subsequent 6-month ACPs must achieve a higher tier level in order for additional PSUs to vest.

o	Forfeiture: Any tiers not achieved as of ________, the end of the vesting period, will be forfeited.